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                            ALLEGIANT BANCORP, INC.
                        SUBSCRIPTION RIGHTS CERTIFICATE

SUBSCRIPTION                                                        NUMBER OF
NUMBER                                                                 RIGHTS
------                                                                 ------

                SUBSCRIPTION RIGHT FOR SHARES OF COMMON STOCK

           This Certifies that


           Is the Owner of
           EXPIRATION DATE:  November 30, 1997, unless extended
           SUBSCRIPTION PRICE:  $13.50

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS (THE "PROSPECTUS"), DATED SEPTEMBER [--], 1997, OF ALLEGIANT BANCORP, INC. (THE "COMPANY") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT 7801 FORSYTH BOULEVARD, ST. LOUIS, MISSOURI 63105 (314-726-5000). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

THIS SUBSCRIPTION CERTIFICATE (THE "SUBSCRIPTION CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY ALLEGIANT BANK (THE "SUBSCRIPTION AGENT") WITH PAYMENT, IN FULL, BY 5:00 P.M., CENTRAL TIME, ON NOVEMBER 30, 1997, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE").

THE RIGHTS PRESENTED BY THIS SUBSCRIPTION CERTIFICATE, IN WHOLE OR IN PART, MAY BE EXERCISED BY DULY COMPLETING AND SIGNING THE EXERCISE FORM. RIGHTS HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROSPECTUS AND INSTRUCTIONS FOR COMPLETING SUBSCRIPTION CERTIFICATES, ADDITIONAL COPIES OF WHICH ARE AVAILABLE FROM THE COMPANY. AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.



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This nontransferable Subscription Certificate represents the number of Rights set forth above. The registered holder whose name is inscribed hereon (the "Holder") is entitled to subscribe for and purchase from the Company at the Subscription Price, 0.125 shares of common stock, $0.01 par value (the
"Common Stock"), of the Company for each whole Right evidenced hereby upon the terms and subject to the conditions set forth in the Prospectus and the Instructions for Completing Subscription Certificates. Common Stock subscribed for pursuant to exercise of the Subscription Right shall be delivered within approximately three weeks after the subscriptions have been accepted by the Subscription Agent. This Subscription Certificate also evidences the right of the Holder to subscribe for additional shares of Common Stock, subject to allotment and to the conditions set forth herein and in the Prospectus. Common Stock subscribed for pursuant to the Oversubscription Privilege shall be delivered within approximately three weeks after the Expiration Time and after all prorations have been effected.

Dated:  [          ] --, 1997.

ALLEGIANT BANCORP, INC.                                   (SEAL)



By:                                       By:
   -------------------------------           -----------------------------------
   Kevin R. Farrell, Secretary               Marvin S. Wool, Chairman and Chief
                                             Executive Officer




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          FORM OF INSTRUCTIONS FOR COMPLETING SUBSCRIPTION CERTIFICATES

              IMPORTANT:  PLEASE READ ALL INSTRUCTIONS CAREFULLY.

                                 EXERCISE FORM

      The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock of Allegiant Bancorp, Inc., as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)   Number of shares subscribed for pursuant to the Subscription Right:

      -------------------------------------------------------------------------

(b)   Number of shares subscribed for pursuant to the Oversubscription
      Privilege:

      -------------------------------------------------------------------------

(c)   Total shares (sum of lines (a) and (b)):

      -------------------------------------------------------------------------

(d) Total subscription price (total number of shares subscribed for pursuant to both the Subscription Right and the Oversubscription Privilege multiplied by the Subscription Price of $13.50):

      -------------------------------------------------------------------------

(e)   Method of Payment (check and complete appropriate box(es)):

                  Uncertified, certified or cashier's check, bank draft
      ---------
                  or money order in the amount of $          payable
                                                   ---------
                  to Allegiant Bancorp, Inc.


                  Wire transfer in the amount of $            directed to
      ---------                                   -----------
                  Allegiant Bank, Subscription Agent, ABA No. [081000728], Allegiant Bancorp, Inc., Rights Offering DDA No. [100010061], Attention: S. Kay Love. Indicate name of institution wire transferring funds and name of registered owner.

(f) Name in which shares subscribed for are to be registered if a name other than the name of the record owner. (Note: Rights are non-transferable, but (except as prohibited by the terms of certain savings and retirement plan accounts) may be exercised by the beneficial owner of the shares in any form of ownership pursuant to which such person has beneficial ownership):

      -------------------------------------------------------------------------

      Address:
              -----------------------------------------------------------------
      Taxpayer Identification Number (Note: For most individual taxpayers, the Taxpayer Identification Number is such person's Social Security
      Number):
              -----------------------------------------------------------------

Under penalties of perjury, I hereby certify that: (i) the number provided on the line above is my correct Taxpayer Identification Number; and (ii) I am not subject to backup withholding.



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IMPORTANT: RIGHTS HOLDERS SIGN BELOW.  THE EXERCISE OF YOUR RIGHTS
WILL NOT BE VALID UNLESS YOU SIGN BELOW.


Dated:
      -----------------------  ------------------------------------------------
                               (Signature(s) of Registered Holder(s))


This Subscription Certificate must be signed by the registered holder(s) as the name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions for Completing Subscription Certificates. Please Print.

Name:
     --------------------------------------------------------------------------

Capacity (full title):
                      ---------------------------------------------------------

Address (including zip code):
                             --------------------------------------------------

Home Telephone Number                   Business Telephone Number
(including area code):                  (including area code):
                      ----------------                        -----------------

Tax Identification Number or Social Security Number:
                                                    ---------------------------

1. To exercise the Oversubscription Privilege, the undersigned must fully exercise the Subscription Right.

2. If the aggregate Subscription Price paid by an exercising Rights holder is insufficient to purchase the number of shares of Common Stock that such holder indicates are being subscribed for, or if any exercising Rights holder does not specify the number of shares of Common Stock to be purchased, then such Rights holder will be deemed to have exercised first the Subscription Right in full and second the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered (subject to the limitation on the maximum number of shares permitted and to allotment under certain circumstances as described in the Prospectus). If the aggregate Subscription Price paid by an exercising Rights holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights holder will be deemed to have exercised first the Subscription Right (if not already fully exercised) and second the Oversubscription Privilege to the full extent of the excess payment tendered (subject to the restrictions described above). Any excess funds received in payment of the Subscription Price for shares that are subscribed for by a Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege will be mailed by the Subscription Agent within approximately three weeks after the Expiration Time and after all allocations and adjustments as described in the Prospectus have been effected.